Exhibit 99.2

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Consolidated Financial Statements

March 31, 2019

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Consolidated Financial Statements

March 31, 2019

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

AS OF MARCH 31, 2019

ASSETS
CURRENT ASSETS:
Cash	$772,156
Accounts receivable - net of allowance for doubtful accounts of $687,187	1,668,264
Contract asset	139,169
Prepaid expenses and other current assets	269,555
Total current assets	2,849,144
Property and equipment - net	114,763
Operating lease right-of-use assets	1,146,116
TOTAL ASSETS	$4,110,023
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Accounts payable	$803,356
Accrued compensation	231,451
Accrued expenses	852,877
Payable to affiliates	8,589,420
Income tax payable	27,623
Revenue share payable	91,319
Operating lease liability (current portion)	386,385
Total current liabilities	10,982,431
Operating lease liability, less current portion	837,861
Total liabilities	$11,820,292
Commitments and Contingencies (Note 10)
STOCKHOLDERS’ DEFICIENCY:
Common stock	1
Additional paid-in capital	42,498
Retained deficit	(7,752,768)
Total stockholders’ deficiency	(7,710,269)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$4,110,023

See accompanying notes to consolidated financial statements.

1

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2019

NET REVENUE	$2,067,208
OPERATING EXPENSES:
Direct operating costs	2,715,762
General and administrative	1,140,871
Depreciation and amortization	20,798
Total operating expenses	3,877,431
Operating loss before provision for income taxes	(1,810,223)
Income tax provision	1,500
NET LOSS	$(1,811,723)

See accompanying notes to consolidated financial statements.

2

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2019

	Common stock	Additional paid-in capital	Retained deficit	Stockholders’ deficiency

Balance December 31, 2018	$1	$42,498	$(5,941,045)	$(5,898,546)
Net loss	-	-	(1,811,723)	(1,811,723)
Balance March 31, 2019	$1	$42,498	$(7,752,768)	$(7,710,269)

See accompanying notes to consolidated financial statements.

3

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2019

OPERATING ACTIVITIES:
Net loss	$(1,811,723)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,798
Lease amortization	88,898
Provision for doubtful accounts	100,000
Changes in operating assets and liabilities:
Accounts receivable	141,289
Contract asset	(2,783)
Prepaid expenses and other current assets	319,273
Accounts payable and other liabilities	(950,379)
Accrued compensation	(248,870)
Accrued expenses	(355,976)
Net cash used in operating activities	(2,699,473)
FINANCING ACTIVITIES:
Funding from affiliates	2,606,636
Net cash provided by financing activities	2,606,636
NET DECREASE IN CASH	(92,837)
CASH - Beginning of the period	864,993
CASH - End of the period	$772,156

See accompanying notes to consolidated financial statements.

4

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements

As of and for the three months ended March 31, 2019 (Unaudited)

1. ORGANIZATION AND BUSINESS

Etransmedia Technology, Inc. (“ETM”) was formed and commenced operations during 2000. Archiivus, LLC (“ARC”), Hart Associates, LLC (“HRT”), Associated Billing Services, LLC (“ABS”), Medi-Claim Services, LLC (“MDS”), Mediigistics, LLC (“MDG”), and Doctors XL Holdings, LLC (“DXL”), all wholly owned subsidiaries, were acquired by ETM on various dates from May 2004 through December 2014 (collectively, the “Company”). ETM is primarily engaged in providing software and information services for physicians, medical practices and health systems. The Company operates in the states of Connecticut, Massachusetts, New York, North Carolina, Pennsylvania, Ohio, Arizona, and Nevada. ETM is a wholly owned subsidiary of Formativ Health, Inc. (“FHI”) and was acquired by FHI in September 2016.

In April 2019, MTBC-Med, Inc. (“MED”), a Delaware corporation and a subsidiary of MTBC, Inc, entered into an Asset Purchase Agreement (“APA”) with FHI to acquire substantially all of the assets of ETM. The agreement for sale was signed on April 3, 2019, with the transaction being effective as of April 1, 2019. Pursuant to the APA and subject to the conditions set forth therein, MED paid $1.6 million in cash and assumed certain liabilities in connection with the acquisition.

2. LIQUIDITY AND GOING CONCERN

FASB Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the consolidated financial statements are issued.

The consolidated financial statements do not include any adjustments to account for the Company’s inability to continue as a going concern. The APA was effective April 1, 2019, and accordingly the doubts about the Company’s ability to continue as a going concern were alleviated.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly owned subsidiaries.

The consolidated financial statements reflect allocations of direct and indirect expenses related to certain overhead functions that are provided on a centralized basis at the corporate level by FHI. These expenses have been allocated to the Company based on the revenue of the respective entities.

Management believes that the assumptions underlying the consolidated financial statements, including the assumptions regarding the allocation of expenses, are reasonable. Nevertheless, the consolidated financial statements may not include all of the actual expenses that would have been incurred by the Company and may not reflect the Company’s financial position, results of operations and cash flows that would have been reported if the Company had not been wholly owned by FHI during the period presented.

5

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

Basis of Accounting

The accompanying consolidated financial statements include the accounts of ETM and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets; (2) depreciable lives of property and equipment; (3) allowance for doubtful accounts; and (4) fair value of identifiable purchased tangible and intangible assets. Actual results could significantly differ from those estimates.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, the Company has bank deposits in excess of the amounts insured by the FDIC.

Accounts Receivable

Accounts receivable are stated at their net realizable value. Accounts receivable are presented on the consolidated balance sheet net of allowance for doubtful accounts, which is established based on reviews of receivable balances, an assessment of the customers’ current creditworthiness and the probability of collection. Accounts are written off when it is determined that collection of the outstanding balance is no longer possible.

An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 to 90 days. Interest is not charged on any past due accounts.

Property and Equipment

Property and equipment are reported at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the consolidated statement of operations.

The estimated useful lives for each major classification of depreciable property and equipment are as follows:

Furniture and fixtures	5-7 years
Computer equipment	2-5 years
Software	3 years

The Company amortizes leasehold improvements over the lesser of the lease term or the economic life of those assets. Generally, the lease term is the base lease term plus certain renewal option periods for which renewal is reasonably assured and for which failure to exercise the renewal option would result in an economic penalty to the Company.

Evaluation of Long-Lived Assets

The Company reviews its property and equipment and intangible assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset.

6

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

There was no impairment of property and equipment during the three months ended March 31, 2019.

Income Taxes

The Company records income taxes under the asset and liability method. Deferred tax assets and liabilities reflect the Company’s estimates of the future tax consequences of temporary differences between the carrying amounts of assets and liabilities and their respective tax bases, including operating losses and tax credit carryforwards. The Company determines deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. The Company periodically evaluates deferred tax assets, net operating loss carryforwards and tax credit carryforwards to determine their recoverability based primarily on the Company’s ability to generate future taxable income. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

Under the asset and liability method, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statement from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The ultimate resolution of these tax positions may be greater or less than the liabilities recorded. The Company recognizes estimated future interest and penalties related to unrecognized tax positions, if any, as income tax expense in the consolidated statement of operations.

The Company is currently subject to audit in various jurisdictions, and these jurisdictions may assess additional income tax liabilities against the Company. Developments in an audit, litigation, or in applicable laws, regulations, administrative practices, principles, and interpretations could have a material effect on the Company’s operating results or cash flows in the period or periods in which such developments occur, as well as for prior and in subsequent periods.

Revenue Share Payable

In connection with previous acquisitions, the Company entered into agreements with certain of the sellers that provide payments to those sellers, which are contingent upon sales to certain customers that were acquired as part of the acquisitions. The terms of these agreements extend through 2020.

Revenue Recognition

The principal source of revenues is fees charged to clients based on a percentage of net collections of the client’s accounts receivable. The business typically receives payment from the client within 30-60 days of billing. The fees vary depending on specialty, size of practice, payer mix, and complexity of the billing. The Company also receives revenue from its transcription and credentialing services which are considered ancillary services.

All of the Company’s revenue arrangements are based on contracts with customers. Most of the Company’s contracts with customers contain single performance obligations, although certain contracts do contain multiple performance obligations where the Company performs more than one service for the same customer. The Company accounts for individual performance obligations separately if they are distinct within the context of the contract. For contracts where the Company provides multiple services such as where the Company performs multiple ancillary services, each service represents its own performance obligation. Selling or transaction prices are based on the contractual price for the service.

A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when the Company satisfies a performance obligation.

7

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

Although the Company believes its approach to estimates and judgments is reasonable, actual results could differ, and the Company may be exposed to increases or decreases in revenue that could be material. The Company’s estimates of variable consideration may prove to be inaccurate, in which case the Company may have understated or overstated the revenue recognized in a reporting period. The amount of variable consideration recognized to date that remains subject to estimation is included within the contract asset within the consolidated balance sheet.

Payment of invoices is due as specified in the underlying customer agreement which occurs on the date of transfer of control of the services to the customer. Since payment terms are less than a year, the Company has elected the practical expedient and does not assess whether a customer contract has a significant financing component.

The Company’s revenue arrangements generally do not include a general right of return for services provided.

Direct Operating Costs

Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred.

Depreciation and amortization have not been allocated and are presented separately in the consolidated statement of operations.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard requires organizations that have leased assets, referred to as “lessees,” to recognize on the balance sheet the assets and liabilities that represent the rights and obligations created by those leases, respectively. Under the new guidance, a lessee is required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet, the new ASU requires both types of leases to be recognized on the balance sheet. The FASB has subsequently issued further ASU’s related to the standard providing additional practical expedients and an optional transition method allowing entities to not recast comparative periods. The amendments in ASU No. 2016-02 are now effective.

The Company adopted the standard on January 1, 2019 using the optional transition adjustment method. As part of the adoption of ASC 842, the Company performed an assessment of the impact of the new lease recognition standard has on the consolidated financial statements. All of the Company’s leases, which consist of facility and equipment leases, have been classified as operating leases. The Company does not have any financing leases. The Company adopted the requirements of the new standard without restating the prior periods. There was no impact to the accumulated deficit as of the date of adoption. For leases in place at the transition date, the Company adopted the package of practical expedients that allows the Company to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases.

The Company also adopted the practical expedients that treat the lease and non-lease components of the Company’s leases as a single component for the Company’s facility leases. The Company elected the short-term lease recognition exemption for all leases that qualify. As such, for those leases that qualify, the Company did not recognize right-of-use (“ROU”) asset or lease liabilities as part of the transition adjustment. As of January 1, 2019, the impact on the consolidated assets was approximately $1.1 million and the impact on the consolidated liabilities was approximately $1.2 million. The adoption of ASC 842 did not have a material effect on the Company’s results of operations, stockholders’ deficiency, or statement of cash flows.

8

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

Subsequent Events

In accordance with generally accepted accounting principles, the Company has evaluated subsequent events between the balance sheet date of March 31, 2019 and June 4, 2019, the date the consolidated financial statements were available to be issued.

4. PROPERTY AND EQUIPMENT

A summary of property and equipment as of March 31, 2019 is as follows:

Equipment	$617,488
Software	644,197
Furniture and fixtures	292,421
Leasehold improvements	87,906
Total property and equipment	1,642,012
Less: Accumulated depreciation and amortization	(1,527,249)
Property and equipment – net	$114,763

5. REVENUE

Most of the Company’s current contracts with customers contain a single performance obligation. For contracts that provide multiple services, such as where the Company performs multiple ancillary services, each service represents its own performance obligation. Selling prices are based on the contractual price for the service.

The Company applies the portfolio approach as permitted by ASC 606 as a practical expedient to contracts with similar characteristics and use estimates and assumptions when accounting for those portfolios. The Company’s contracts generally include standard commercial payment terms. The Company has no significant obligations for refunds, warranties or similar obligations and its revenue does not include taxes collected from customers.

Disaggregation of Revenue from Contracts with Customers:

The Company derives revenue from three primary sources: revenue cycle management services, ancillary services and reimbursement and other revenue.

The following table represents a disaggregation of revenue for the three months ended March 31, 2019:

Revenue cycle management services	$1,549,511
Ancillary services	499,350
Reimbursement and other revenue	18,347
Total	$2,067,208

Revenue cycle management services:

Revenue cycle management services are the recurring process of submitting and following up on claims with health insurance companies in order for the healthcare providers to receive payment for the services they rendered. ETM typically invoices customers on a monthly basis based on the actual collections received by its customers and the agreed-upon rate in the sales contract. The services include use of practice management software and related tools (on a software-as-a-service (“SaaS”) basis) and medical billing services. The Company considers these services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to its customers.

9

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

In many cases, the Company’s clients may terminate their agreements with 90 days’ notice without cause, thereby limiting the term in which the Company has enforceable rights and obligations, although this time period can vary between clients. The Company’s payment terms are normally net 30 days. Although contracts typically have stated terms of one or more years, under ASC 606 the Company’s contracts are considered month-to-month and accordingly, there is no financing component.

For the majority of the Company’s revenue cycle management contracts, the total transaction price is variable because the Company’s obligation is to process an unknown quantity of claims, as and when requested by the customers over the contract period. When a contract includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, the Company includes variable consideration in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with variable consideration is subsequently resolved. Estimates to determine variable consideration such as payment to charge ratios, effective billing rates, and the estimated contractual payment periods are updated at each reporting date. Revenue is recognized over the performance period using the input method.

Other revenue streams:

Ancillary services represent services such as document management services, coding and transcription that are rendered in connection with the delivery of revenue cycle management and related medical credentialing services. The Company invoices customers monthly, based on the actual amount of services performed at the agreed upon rate in the contract. These services are only offered to revenue cycle management customers. These services do not represent a material right because the services are optional to the customer and customers electing these services are charged the same price for those services as if they were on a standalone basis. Each individual coding, credentialing or transcription transaction processed represents a performance obligation, which is satisfied over time as that individual service is rendered.

Reimbursement and other revenue are related to expenses paid by the Company for its customers. The Company passes these expenses on to its customers at cost.

For all of the above revenue streams, revenue is recognized over time, which is typically one month or less, which closely matches the point in time that the customer simultaneously receives and consumes the benefits provided by the Company. Each service is substantially the same and has the same periodic pattern of transfer to the customer. Each of the services provided above is considered a separate performance obligation.

Information about contract balances:

Accounts receivable are shown separately at their net realizable value in the consolidated balance sheet. Amounts that the Company is entitled to collect under the applicable contract are recorded as accounts receivable. Invoicing is performed at the end of each month when the services have been provided. The contract asset results from the Company’s medical billing services and is due to the timing of revenue recognition, submission of claims from the Company’s customers and payments from the insurance providers. The contract asset includes the Company’s right to payment for services already transferred to a customer when the right to payment is conditional on something other than the passage of time. The contract asset was approximately $140,000 as of March 31, 2019. Changes in the contract asset are recorded as adjustments to net revenues and primary result from providing services to customers that result in additional consideration and are offset by the Company’s right to payment for services becoming unconditional.

6. PROFIT SHARING PLANS

On January 1, 2015, the Etransmedia Technology, Inc. 401(k) Plan (the “ETM Plan”) was established. Participating employees may make pre-tax contributions to their 401(k) accounts, via salary deferrals, up to limits prescribed in the Internal Revenue Code. The Company makes a matching contribution equal to 40% of the employee’s elective deferrals not to exceed 2% of an employee’s eligible earnings.

10

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

The Company made approximately $11,000 in matching contributions to the ETM Plan for the three months ended March 31, 2019.

There is a separate 401(k) plan for HRT whereas the Company makes a safe harbor matching contribution equal to 100% of the employee’s salary deferrals that do not exceed 4% of an employee’s eligible earnings. The Company made approximately $1,000 in safe harbor contributions to the HRT plan for the three months ended March 31, 2019.

7. STOCKHOLDERS’ DEFICIENCY

Voting Common Stock

The Company has 180,000 authorized shares of Class A common stock, par value $0.001 per share, of which 1,012 shares are issued and outstanding at March 31, 2019.

8. INCOME TAXES

There were no uncertain tax positions as of March 31, 2019. There were no accrued interest or penalties recognized in the consolidated balance sheet as of March 31, 2019.

At March 31, 2019, the Company has unused Federal net operating loss carryforwards of approximately $28.5 million. Of these, approximately $62,000 will expire in the year 2022, with the remainder expiring through 2037. The Company’s and/or its subsidiaries’ ability to utilize their net operating loss carryforwards may be significantly limited by IRC Section 382, if the Company or any of its subsidiaries undergoes an “ownership change” as a result of changes in the ownership of the Company’s or its subsidiaries’ outstanding stock.

As of March 31, 2019, the Company has approximately $97,000 of research and development tax credit carry forwards, which if not utilized, will begin to expire in 2030, and approximately $27,000 of alternative minimum tax credit carry forwards, which have no expiration date.

Deferred tax assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates.

The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended March 31, 2019. Such objective evidence limits the ability to consider other subjective evidence, such as the Company’s projections for future growth.

On the basis of this evaluation, as of March 31, 2019, a full valuation allowance has been recorded, as management does not foresee the deferred tax asset to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as the Company’s projections for growth.

The Company files income tax returns in the U.S. federal jurisdiction, various states, and local jurisdictions. The Company is no longer subject to U.S. federal jurisdiction income tax examinations by tax authorities for the years before May 31, 2015. With few exceptions, the Company is no longer subject to U.S. state or local jurisdiction income tax examinations by tax authorities for years before May 31, 2014.

11

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

9. LEASES

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets, current operating lease liabilities and noncurrent operating lease liabilities in the Company’s consolidated balance sheet as of March 31, 2019. The Company does not have any finance leases.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company uses its estimated incremental borrowing rates, which are derived from information available at the lease commencement date, in determining the present value of lease payments. For leases in existence at the adoption of ASC 842, the Company used the incremental borrowing rate as of January 1, 2019. The Company gives consideration to its financing arrangements when calculating the Company’s incremental borrowing rates.

The Company’s lease terms include options to extend the lease when it is reasonably certain that it will exercise that option. Leases with a term of less than 12 months are not recorded in the consolidated balance sheet. The Company’s lease agreements do not contain any residual value guarantees. For real estate leases, the Company accounts for the lease and non-lease components as a single lease component. Some leases include escalation clauses and termination options that are factored in the determination of the lease payments when appropriate.

The Company leases all of its facilities. Lease expense is included in direct operating costs and general and administrative expenses in the consolidated statement of operations based on the nature of the expense. As of March 31, 2019, the Company had three leased properties, with remaining terms ranging from less than 1 year to 3 years. Lease terms are determined taking into account lease renewal options, the Company’s anticipated operating plans and leases that are on a month-to-month basis.

The components of lease expense were as follows for the three months ended March 31, 2019:

Operating lease cost	$110,162
Short-term lease cost	-
Variable lease cost	10,598
Total- net lease cost	$120,760

Short-term lease cost represents leases that were not capitalized as the lease term as of January 1, 2019 was less than 12 months. Variable lease costs include utilities, real estate taxes and common area maintenance costs.

Supplemental balance sheet information related to leases was as follows for the three months ended March 31, 2019:

12

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

Operating leases:
Operating lease ROU asset	$1,146,116

Current operating lease liabilities	$386,385
Non-current operating lease liabilities	837,861
Total operating lease liabilities	$1,224,246

Operating leases:
ROU assets	$1,235,014
Asset lease expense	(88,898)
ROU assets, net	$1,146,116

Weighted average remaining lease term (in years):
Operating leases	2.92
Weighted average discount rate:
Operating leases	7.17%

Supplemental cash flow and other information related to leases was as follows for the three months ended March 31, 2019:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$112,913

ROU assets obtained in exchange for lease liabilities:
Operating leases	$-

13

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the three months ended March 31, 2019 (Unaudited)

The maturities of lease liabilities are as follows for the years ending December 31:

2019 (nine months)	$342,263
2020	464,334
2021	443,675
2022	101,625
Total lease payments	1,351,897
Less: imputed interest	(127,651)
Total lease obligations	1,224,246
Less: current obligations	(386,385)
Long term lease obligations	$837,861

As of March 31, 2019, there were no additional operating lease commitments that had not yet commenced.

10. COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company is subject to litigation which is not expected to have any material impact on the consolidated financial position or liquidity of the Company. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and records a liability when both conditions are met. Although the ultimate outcome of these matters cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on the business, financial condition, or results of operations, other than those that have been accrued in the consolidated financial statements.

11. RELATED PARTIES

The Company received approximately $2.6 million of funding from FHI during the three months ended March 31, 2019. FHI also provided administrative and accounting support to the Company and to its other operations, which costs have been allocated on the basis of revenue of the respective entities.

12. SUBSEQUENT EVENT

Effective April 1, 2019, substantially all the assets of the Company were purchased by MED for $1.6 million plus the assumption of certain liabilities as specified in the APA.

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